Exhibit 5(a)

June 4, 2009

Weyerhaeuser Company
Federal Way, WA 98003

Ladies and Gentlemen:

I am Senior Legal Counsel II of Weyerhaeuser Company, a Washington corporation (the "Company").  In such capacity, I have examined the Registration Statement on Form S-3 (the "Registration Statement") to be filed by the Company with the Securities and Exchange Commission relating to the proposed issuance from time to time of (i) unsecured debt securities of the Company, in one or more series, which may be unsecured senior debt securities (the “Senior Debt Securities”), unsecured subordinated debt securities (the “Subordinated Debt Securities”) or unsecured junior subordinated debt securities (the “Junior Subordinated Debt Securities” and, together with the Senior Debt Securities and the Subordinated Debt Securities, the “Debt Securities”), (ii) shares of preferred stock of the Company (the “Preferred Shares”), (iii) shares of preference stock of the Company (the “Preference Shares”), (iv) depositary shares representing fractional shares of Preferred Shares or Preference Shares (the “Depositary Shares”), (v) shares of common stock of the Company (the “Common Shares”), (vi) warrants representing rights to purchase Debt Securities, Preferred Shares, Preference Shares, Common Shares or other securities (the “Warrants”), (vii) stock purchase contracts representing rights to purchase Common Shares (the “Stock Purchase Contracts”), and (viii) stock purchase units consisting of Stock Purchase Contracts and one or more other securities (the “Stock Purchase Units”).  The Debt Securities, Preferred Shares, Preference Shares, Depositary Shares, Common Shares, Warrants, Stock Purchase Contracts and Stock Purchase Units are herein collectively referred to as the “Securities”.

In order to render my opinions expressed below, (a) I examined and relied on the originals, or copies certified or otherwise identified to my satisfaction, of such agreements, documents and records of the Company and such other instruments and certificates of public officials, officers and representatives of the Company and others as I have deemed necessary or appropriate for the purposes of such opinions, (b) I relied as to factual matters upon, and have assumed the accuracy of, statements made in certificates of public officials, officers and representatives of the Company delivered to me, and (c) I made such investigations of law as I have deemed necessary or appropriate as a basis for such opinions.  In rendering my opinions expressed below, I have assumed the authenticity of all documents submitted to me as originals, the genuineness of all signatures on documents that I examined, the conformity to authentic originals of documents submitted to me as copies, the legal capacity of all natural persons executing documents, and that all parties (other than the Company) to documents that I examined had the requisite power and authority (corporate or otherwise) to execute, deliver and perform such agreements or instruments and that such agreements or instruments are the valid, binding and enforceable obligations of such parties.  Capitalized terms used and not defined in this opinion shall have the meanings assigned to them in the respective Indenture in the form incorporated by reference as an exhibit to the Registration Statement.

Based upon and subject to the foregoing and the other assumptions, qualifications and limitations set forth herein I am of the opinion that:

1.           When (a) appropriate corporate action has been taken by the Company to authorize the issuance and sale of Senior Debt Securities, and to authorize and approve the form, terms, execution and delivery of such Senior Debt Securities and the related Indenture and any supplemental indenture or officers' certificate establishing the form and terms of such Senior Debt Securities pursuant thereto, (b) all appropriate action has been taken by the Company in accordance with such Indenture to authorize the issuance and establish the form and terms of such Senior Debt Securities, (c) such Indenture and any supplemental indenture or officers' certificate have been duly executed and delivered by, and constitute valid, binding and enforceable obligations of, the Company and, in the case of such Indenture and any such supplemental indenture, a trustee duly qualified under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), and (d) certificates evidencing the Senior Debt Securities of such series (in such form and with such terms) have been duly executed and attested by duly authorized officers of the Company, authenticated by such trustee, and issued and delivered against payment of the consideration therefor as determined by appropriate corporate action of the Company, all in accordance with such Indenture, such corporate and other action, the Registration Statement, prospectus and any prospectus supplement and any underwriting or other agreement relating to such issuance, such Senior Debt Securities will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

2.           When (a) appropriate corporate action has been taken by the Company to authorize the issuance and sale of Subordinated Debt Securities or Junior Subordinated Debt Securities, and to authorize and approve the form, terms, execution and delivery of such Subordinated Debt Securities or Junior Subordinated Debt Securities and the related Indenture and any supplemental indenture or officers' certificate establishing the form and terms of such Subordinated Debt Securities or Junior Subordinated Debt Securities pursuant thereto, (b) all appropriate action has been taken by the Company in accordance with such Indenture to authorize the issuance and establish the form and terms of such Subordinated Debt Securities or Junior Subordinated Debt Securities, (c) such Indenture and any supplemental indenture or officers' certificate have been duly executed and delivered by, and constitute valid, binding and enforceable obligations of, the Company and, in the case of such Indenture and any such supplemental indenture, a trustee duly qualified under the Trust Indenture Act, and (d) certificates evidencing the Subordinated Debt Securities or Junior Subordinated Debt Securities of such series (in such form and with such terms) have been duly executed and attested by duly authorized officers of the Company, authenticated by such trustee, and issued and delivered against payment of the consideration therefor as determined by appropriate corporate action of the Company, all in accordance with such Indenture, such corporate and other action, the Registration Statement, prospectus and any prospectus supplement and any underwriting or other agreement relating to such issuance, such Subordinated Debt Securities or Junior Subordinated Debt Securities will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

3.           When (a) appropriate corporate action has been taken by the Company to authorize the issuance and sale of a series of Preferred Shares, to establish the terms thereof, to authorize and approve the form, terms, execution and delivery of certificates evidencing the Preferred Shares of such series, and to authorize and approve the form, terms, execution and delivery of Articles of Amendment to the Company’s Restated Articles of Incorporation (“Articles of Amendment”) relating thereto and the filing thereof with the Secretary of State of the State of Washington (the "Secretary of State"), (b) Articles of Amendment (in such form and with such terms) has been duly executed and acknowledged by duly authorized officers of the Company and duly filed with the Secretary of State and shall have become effective, and (c) certificates evidencing the Preferred Shares of such series (in such form and with such terms) have been duly executed by duly authorized officers of the Company, countersigned (if applicable) by the appropriate transfer agent or registrar, as the case may be, and issued and delivered against payment of the consideration therefor as determined by appropriate corporate action of the Company (assuming that the consideration so received is legally valid consideration under the laws of the state of Washington), all in accordance with the Company's Restated Articles of Incorporation and by-laws, the laws of the State of Washington, such corporate action, the Registration Statement and prospectus and any prospectus supplement and any underwriting or other agreement relating to such issuance, such Preferred Shares will be validly issued, fully paid and non-assessable.

4.           When (a) appropriate corporate action has been taken by the Company to authorize the issuance and sale of a series of Preference Shares, to establish the terms thereof, to authorize and approve the form, terms, execution and delivery of certificates evidencing the Preference Shares of such series, and to authorize and approve the form, terms, execution and delivery of Articles of Amendment relating thereto and the filing thereof with the Secretary of State, (b) Articles of Amendment (in such form and with such terms) has been duly executed and acknowledged by duly authorized officers of the Company and duly filed with the Secretary of State and shall have become effective, and (c) certificates evidencing the Preference Shares of such series (in such form and with such terms) have been duly executed by duly authorized officers of the Company, countersigned (if applicable) by the appropriate transfer agent or registrar, as the case may be, and issued and delivered against payment of the consideration therefor as determined by appropriate corporate action of the Company (assuming that the consideration so received is legally valid consideration under the laws of the state of Washington), all in accordance with the Company's Restated Articles of Incorporation and by-laws, the laws of the State of Washington, such corporate action, the Registration Statement and prospectus and any prospectus supplement and any underwriting or other agreement relating to such issuance, such Preference Shares will be validly issued, fully paid and non-assessable.

5.           When (a) appropriate corporate action has been taken by the Company to authorize the issuance and sale of Depositary Shares representing fractional interests in Preferred Shares or Preference Shares of a particular series and the issuance of depositary receipts (“Depositary Receipts”) evidencing such Depositary Shares and to authorize and approve the form, terms, execution and delivery of such Depositary Receipts and a related deposit agreement (“Deposit Agreement”), (b) such Deposit Agreement has been duly executed and delivered by, and constitutes a valid, binding and enforceable agreement of, the Company and the depositary thereunder, (c) appropriate corporate action has been taken by the Company to authorize the issuance of such Preferred Shares or Preference Shares and the deposit thereof with such depositary pursuant to the Deposit Agreement, (d) such Preferred Shares or Preference Shares have been duly authorized and validly issued, are fully paid and non-assessable and have been deposited with such depositary in accordance with such Deposit Agreement, and (e) such depositary shall have duly executed, issued and delivered the Depositary Receipts (in such form and with such terms) evidencing such Depositary Shares against payment of the consideration therefor as determined by appropriate corporate action of the Company, all in accordance with such Deposit Agreement, the Company's Restated Articles of Incorporation and by-laws, the laws of the State of Washington, such corporate action, the Registration Statement and prospectus and any prospectus supplement and any underwriting or other agreement relating to such issuance, such Depositary Receipts will entitle the holders thereof to the rights provided therein and in such Deposit Agreement.

6.           When (a) appropriate corporate action has been taken by the Company to authorize the issuance and sale of Common Shares and (b) certificates evidencing such Common Shares have been duly executed by duly authorized officers of the Company, countersigned (if applicable) by the appropriate transfer agent or registrar, as the case may be, and issued and delivered against payment of the consideration therefor as determined by appropriate corporate action of the Company (assuming that the consideration so received has a value not less than the par value of such Common Shares and is legally valid consideration under the laws of the State of Washington), all in accordance with the Company's Restated Articles of Incorporation and by-laws, the laws of the State of Washington, such corporate action, the Registration Statement and prospectus and any prospectus supplement and any underwriting or other agreement relating to such issuance, such Common Shares will be validly issued, fully paid and non-assessable.

7.           When (a) appropriate corporate action has been taken by the Company to authorize the issuance and sale of Warrants and the issuance and delivery of the Securities (the "Underlying Securities") issuable upon exercise of such Warrants and all related matters, and to authorize and approve the form, terms, execution and delivery of certificates evidencing such Warrants and a related warrant agreement (“Warrant Agreement”) between the Company and such warrant agent as shall have been duly appointed by the Company, (b) such Warrant Agreement has been duly executed and delivered by, and constitutes a valid, binding and enforceable agreement of, the Company and such warrant agent, (c) certificates evidencing such Warrants (in such form and with such terms) have been duly executed and attested by duly authorized officers of the Company, authenticated by such warrant agent, and issued and delivered against payment of the consideration therefor as determined by appropriate corporate action of the Company, and (d) appropriate corporate action has been taken by the Company to reserve such Underlying Securities for issuance upon exercise of such Warrants upon payment of the exercise price therefor (assuming that such exercise price is legally valid consideration under the laws of the State of Washington), all in accordance with such Warrant Agreement, the Company's Restated Articles of Incorporation and by-laws, the laws of the State of Washington, such corporate action, the Registration Statement and prospectus and any prospectus supplement and any underwriting or other agreement relating to such issuance, such Warrants will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

8.           When (a) appropriate corporate action has been taken by the Company to authorize the issuance of Stock Purchase Contracts and to authorize and approve the form, terms, execution and delivery of the Stock Purchase Contracts and all related matters, and (b) such Stock Purchase Contracts have been duly executed and delivered by the Company (and, if applicable, such contract agent as shall have been duly appointed by the Company), such Stock Purchase Contracts will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

9.           When (a) appropriate corporate action has been taken by the Company to authorize the issuance of Stock Purchase Units and to authorize and approve the form, terms, execution and delivery of the Stock Purchase Units and all related matters, and (b) such Stock Purchase Units have been duly executed and delivered by the Company, such Stock Purchase Units will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

The opinions set forth above are subject to the effects of (i) bankruptcy, insolvency, fraudulent conveyance, fraudulent transfer, reorganization and moratorium laws, and other similar laws relating to or affecting enforcement of creditors’ rights or remedies generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law), and (iii) concepts of good faith, reasonableness and fair dealing, and standards of materiality.

The opinions expressed above are limited to the laws of the State of Washington as currently in effect.

I consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to me under the heading "Legal Matters" in the Prospectus.

Very truly yours,

/s/ Jud Jackson
Jud Jackson
Senior Legal Counsel II